Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

Aligos Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	505,000(1)	$9.47(2)	$4,782,350.00	$0.0001531	$732.18

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	95,000(3)	$7.32(4)	$695,400.00	$0.0001531	$106.47

Total Offering Amounts					$5,477,750.00		$838.64

Total Fee Offsets(5)							$—

Net Fee Due							$838.64

(1)

Pursuant to Rule 416 under the Securities Act, this Registration Statement covers (i) such additional number of shares of common stock, par value $0.0001 per share, of Aligos Therapeutics, Inc. (“Common Stock”) issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement that may become issuable under the Aligos Therapeutics, Inc. 2024 Employment Inducement Award Plan (the “Inducement Plan”).

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of the common stock on the “when-issued” trading market as reported on the Nasdaq Capital Market on October 31, 2024.

(3)

Represents 95,000 shares of Common Stock issuable pursuant to outstanding stock options granted under the Inducement Plan. To the extent such outstanding awards under the Inducement Plan are later forfeited or lapsed unexercised, the shares of Common Stock subject to such awards will be available for future issuance under the Inducement Plan.

(4)	Represents the $7.32 exercise price of such outstanding options.

(5)	The Registrant does not have any fee offsets.